As filed with the Securities and Exchange Commission on September 10, 2004

Registration No. 333-

Registration No. 333-           -01
Registration No. 333-           -02
Registration No. 333-           -03

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

R&G Financial Corporation	R&G Capital Trust VI
R&G Capital Trust VII
R&G Capital Trust VIII

(Exact name of Co-Registrants as Specified in their Charters)

Puerto Rico	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
66-0532217	51-6557820 51-6557821 51-6557822
(IRS Employer Identification Number)	(IRS Employer Identification Numbers)

280 Jesús T. Piñero Avenue

San Juan, Puerto Rico 00918
(787) 758-2424
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Joseph R. Sandoval

Executive Vice President and Chief Financial Officer
R&G Financial Corporation
280 Jesús T. Piñero Avenue
San Juan, Puerto Rico 00918
(787) 758-2424

(Name, Address, Including Zip Code, and Telephone Number Including

Area Code, of Agent for Service for Co-Registrants)

Copies to:

Norman B. Antin, Esq.

Jeffrey D. Haas, Esq.
Patton Boggs LLP
2550 M Street, NW
Washington D.C. 20037
(202) 457-6000

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☑

CALCULATION OF REGISTRATION FEE(1)

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Aggregate Price	Aggregate	Registration
Securities to be Registered(2)	to be Registered(3)(4)	Percent(5)	Offering Price(6)	Fee

Debt Securities, Preferred Stock, Common Stock and certain guarantees of R&G Financial Corporation(7)

Trust Preferred Securities of R&G Capital Trust VI(7)

Trust Preferred Securities of R&G Capital Trust VII(7)

Trust Preferred Securities of R&G Capital Trust VIII(7)

	$500,000,000	100%	$500,000,000	$63,350

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(2)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(3)	Includes such indeterminate number of shares of common stock of R&G Financial Corporation as may be issued in exchange for, or upon conversion of, debt securities or preferred stock of R&G Financial Corporation registered hereunder. No separate consideration will be received by R&G Financial Corporation for any shares of common stock so issued in exchange for or upon conversion of debt securities or preferred stock. Also includes such additional principal amount as may be necessary such that, if debt securities of R&G Financial Corporation are issued with an original issue discount, the aggregate initial offering price of all debt securities will equal the amount registered above less the dollar amount of other securities previously issued. Also includes an indeterminate number of trust preferred securities of R&G Capital Trust VI, R&G Capital Trust VII and R&G Capital Trust VIII (the “Trusts”) as may be issued at indeterminate prices and junior subordinated debt securities that may be issued by R&G Financial Corporation to evidence a loan by one or more Trusts to R&G Financial Corporation of the proceeds from the sale of the trust preferred securities of such Trusts. Junior subordinated debt securities evidencing the loan to R&G Financial Corporation may later be distributed to the holders of a Trust’s trust preferred securities upon dissolution of a trust.

(4)	This registration statement also registers, where required, an indeterminate amount of securities to be offered and sold by affiliates of R&G Financial Corporation, in market-making transactions.

(5)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of securities registered hereunder.

(6)	In no event will the aggregate initial offering price of the securities issued under this registration statement exceed the amount registered above or the equivalent thereof in one or more foreign currencies or currency units.

(7)	Includes the rights of holders of the trust preferred securities of the Trusts under the trust preferred securities guarantee and certain undertakings, comprising the obligations of R&G Financial Corporation to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of the Trusts, other than with respect to such trust preferred securities, and such obligations of R&G Financial Corporation as set forth in the amended and restated declaration of trust of each Trust and the junior subordinated indenture, in each case as further described in the registration statement. The guarantees, when taken together with R&G Financial Corporation’s obligations under the junior subordinated debt securities, the junior subordinated indenture and the amended and restated declaration of trust of each Trust, will provide a full and unconditional guarantee on a subordinated basis by R&G Financial Corporation of payments due on the trust preferred securities of each Trust to the extent funds are available therefor. No separate consideration will be received for any guarantee or other debt securities obligations.

     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2004

PRELIMINARY PROSPECTUS

R&G Financial Corporation

Debt Securities

Preferred Stock

Common Stock

        We may offer from time to time debt securities, preferred stock and common stock. We may also issue debt securities or common stock upon the conversion, exchange or exercise of any of the securities listed above.

      We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

      THESE SECURITIES WILL BE OUR UNSECURED OBLIGATIONS, WILL NOT BE SAVING ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION, AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2004.

EXPLANATORY NOTE

      This registration statement contains two forms of base prospectuses to be used in connection with offerings of the following securities:

–	senior debt securities, subordinated debt securities, junior subordinated debt securities (collectively, “debt securities”), preferred stock and common stock of R&G Financial Corporation, including such debt securities or common stock that may be issued upon conversion, exchange or exercise of these securities; and

–	Trust preferred securities of R&G Capital Trust VI, R&G Capital Trust VII, and R&G Capital Trust VIII, junior subordinated debt securities of R&G Financial Corporation and guarantees by R&G Financial Corporation in connection with the issuance of the trust preferred securities of R&G Capital Trust VI, R&G Capital Trust VII and R&G Capital Trust VIII.

      Each offering of securities made under this registration statement will be made pursuant to one of these two base prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. The aggregate initial offering price of the securities that may be offered under these two prospectuses will not exceed $500,000,000.

      Each of these two base prospectuses may also be used by affiliates of R&G Financial Corporation in market-making transactions in the securities covered by such prospectus.

Page

About this Prospectus	01
Special Note Regarding Forward-Looking Statements	01
R&G Financial Corporation	02
Use of Proceeds	03
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	03
Description of Debt Securities	04
Description of Preferred Stock	09
Description of Capital Stock	12
Plan of Distribution	14
Legal Matters	15
Experts	16
Where You Can Get More Information	16
EX-4.1 FORM OF INDENTURE FOR SENIOR DEBT SECURITIES
EX-4.2 FORM OF INDENTURE FOR SUBORDINATED DEBT SECURITIES
EX-4.3 FORM OF INDENTURE FOR JUNIOR SUBORDINATED DEBENTURES
EX-4.5 FORM OF CERTIFICATE OF TRUST OF R&G CAPITAL TRUST VI, VII AND VIII
EX-4.6 FORM OF DECLARATION OF TRUST OF R&G CAPITAL TRUST VI, VII, VIII
EX-4.7 FORM OF AMENDED AND RESTATED DECLARATION OF TRUST
EX-4.8 FORM OF GUARANTEE OF R&G FINANCIAL CORPORATION
EX-12.1 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
EX-23.1 CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-25.1 STATEMENT OF ELIGIBILITY OF WILMINGTON TRUST COMPANY, AS TRUSTEE UNDER THE INDENTURE FOR SENIOR DEBT
EX-25.2 STATEMENT OF ELIGIBILITY OF WILMINGTON TRUST COMPANY, AS TRUSTEE UNDER THE INDENTURE FOR SUBORDINATED DEBT
EX-25.3 STATEMENT OF ELIGIBILITY OF WILMINTON TRUST COMPANY, AS TRUSTEE UNDER THE INDENTURE FOR SUBORDINATED DEBT
EX-25.4 STATEMENT OF ELIGIBILITY OF WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE UNDER THE AMENDED AND RESTATED DECLARATION OF TRUST
EX-25.5 STATEMENT OF ELIGIBILITY OF WILMINGTON TRUST COMPANY, AS GUARANTEE TRUSTEE UNDER THE TRUST PREFERRED SECURITIES GUARANTEE

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, debt securities, preferred stock and common stock in one or more offerings. We may also issue debt securities or common stock upon conversion, exchange or exercise of any of the securities mentioned above. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts to the public and common securities representing undivided beneficial interests in the Trusts to us in one or more offerings. The aggregate amount of securities that we and the Trusts may offer under the registration statement is $500,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

      The words “we”, “our”, “us” and “R&G Financial” refer to R&G Financial Corporation, unless we indicate otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      We make certain forward-looking statements in this prospectus and in the information incorporated by reference herein that are based upon our current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. The reader can identify these statements from our use of the words “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” and similar expressions. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality and other financial data and capital and performance ratios.

      Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors (some of which are beyond our control). The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements:

•	the strength of the United States economy in general and the strength of the regional and local economies within our markets;

•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	adverse changes in the local real estate market, as most of the Company’s loans are concentrated in Puerto Rico and Florida and a substantial portion of these loans have real estate as collateral;

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•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	inflation, interest rate, market and monetary fluctuations;

•	our timely development of new products and services in a changing environment, including the features, pricing and quality of our products and services compared to the products and services of our competitors;

•	the willingness of users to substitute competitors’ products and services for our products and services;

•	the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	technological changes;

•	changes in consumer spending and savings habits; and

•	regulatory or judicial proceedings.

      If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

R&G FINANCIAL CORPORATION

      We are a Puerto Rico chartered, financial holding company that operates R-G Premier Bank of Puerto Rico, or Premier Bank, a Puerto Rico commercial bank, and R-G Crown Bank, or R-G Crown, a Florida domiciled federal savings bank. We also operate R&G Mortgage Corp, the second largest mortgage company in Puerto Rico, The Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, and Continental Capital Corp., a mortgage banking subsidiary of R-G Crown which does business in the continental United States. We also conduct an insurance agency business and offer broker dealer services in Puerto Rico through Home & Property Insurance Corp. and R-G Investments Corporation, respectively.

      In June 2002, we acquired R-G Crown, which operates in the Tampa — St. Petersburg — Clearwater and Orlando metropolitan areas through 15 full-service offices. According to the Metro Orlando Economic Development Commission, the Orlando market is one of the fastest growing markets in Florida, both generally and for Hispanics in particular (mainly Puerto Rican). Management believes that owning and operating R-G Crown is a cost effective way to access the Hispanic markets in the United States, while providing a strong platform for further expansion in Florida.

      We are currently in our 32nd year of operations and we operate our business through our subsidiaries. We provide a full range of banking services, including commercial banking services, corporate real estate and business lending, residential construction lending, consumer lending and credit cards, offer a diversified range of deposit products and, to a lesser extent, trust and investment services through our private banking department and our broker-dealer. We also provide a range of real estate secured lending activities, including the origination, servicing, purchase and sale of mortgages on single-family residences, the securitization and sale of various mortgage-backed and related securities and the holding and financing of mortgage loans and mortgage-backed and related securities for sale or investment and the purchase and sale of servicing rights associated with such mortgage loans.

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      We have generally sought to achieve long-term financial strength and profitability by increasing the amount and stability of our net interest income and non-interest income. We have sought to implement this strategy by:

•	expanding our retail banking franchise in order to achieve increased market presence and to increase core deposits;

•	enhancing our net interest income by increasing our loans held for investment, particularly real estate secured loans, and investment securities;

•	emphasizing the growth of our mortgage banking activities, including the origination and sale of mortgage loans, and growing our loan servicing operation;

•	developing new business relationships through an increased emphasis on commercial real estate and commercial business lending;

•	diversifying our retail products and services, including an increase in consumer loan originations;

•	meeting the financial needs of our customers through, among other things, the offering of trust and investment services and insurance products;

•	expanding our operations in the continental United States; and,

•	emphasizing controlled growth, while pursuing a variety of acquisition opportunities when appropriate.

      Our Class B Common Stock is traded on the New York Stock Exchange under the symbol “RGF.” Our principal executive offices are located at 280 Jesús T. Piñero Avenue, San Juan, Puerto Rico 00918 and our telephone number is (787) 758-2424.

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes, and to support our ongoing and future anticipated growth. We expect to contribute most of the proceeds to one or more of our Puerto Rico and/or U.S. subsidiaries to bolster their capital for such future expansion or for their general working capital needs.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

      The following table shows the ratio of earnings to fixed charges and preferred stock dividends of our company, which includes our subsidiaries, on a consolidated basis. For purpose of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle in 2001, plus fixed charges. Fixed charges represent total interest expense (including interest expense on securities sold under agreements to repurchase, Federal Home Loan Bank advances, trust preferred securities, and notes payable), dividend payments on our outstanding preferred stock and a reasonable approximation of the interest component of rental expense, and is presented both including and excluding interest on deposits.

	Six Months
	Ended June 30,				Year Ended December 31,

	2004		2003		2003		2002		2001		2000		1999

	(Unaudited)
Earnings to fixed charges and preferred stock dividends(5):
Including interest on deposits	1.86	x	1.70	x	1.75	x	1.56	x	1.42	x	1.29	x	1.45x
Excluding interest on deposits	2.47	x	2.24	x	2.35	x	2.03	x	1.81	x	1.54	x	1.86x

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DESCRIPTION OF DEBT SECURITIES

      The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under separate indentures to be entered into between R&G Financial and Wilmington Trust Company. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The forms of the indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

      The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. The summary is not complete. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in the applicable prospectus supplement. You should read the more detailed provisions of the applicable indenture for provisions that may be important to you. So that you can easily locate these provisions, the numbers in parenthesis below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

General

      The senior debt securities will be unsecured and rank equally with all of R&G Financial’s other senior and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all of our Senior Indebtedness (as defined below under “— Subordination”). In certain events of insolvency, the subordinated debt securities will also be subordinated to all of our Other Financial Obligations (as defined below under “— Subordination”). As of June 30, 2004, R&G Financial had approximately $8.0 billion of Senior Indebtedness and Other Financial Obligations outstanding.

      A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	The title of the debt securities and whether the debt securities will be senior or subordinated debt;

•	The total principal amount of the debt securities;

•	The percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	The dates on which the principal of the debt securities will be payable;

•	Whether the debt security is a fixed-rate debt security, a floating-rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

•	If the debt security is a fixed-rate debt security, the rate at which the debt security will bear interest, if any, the regular record dates and the interest payment dates;

•	If the debt security is a floating-rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation, record date and payment dates; and the calculation agent;

•	If the debt security is an original issue discount debt security, the yield to maturity;

•	If the debt security is an indexed debt security, the principal amount we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in our stock;

•	Any mandatory or optional redemption provisions;

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•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	Any provisions granting special rights to holders when a specified event occurs;

•	Any changes to or additional events of defaults or covenants;

•	Any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	Any other terms of the debt securities that are consistent with the provisions of the indentures.

      The indentures do not limit the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us. (Sections 3.01 and 3.03.)

      The terms on which a series of debt securities may be converted into or exchanged for other securities of R&G Financial will be set forth in the prospectus supplement relating to each series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the securities of R&G Financial to be received by the holders of such series of debt securities may be adjusted.

Denominations

      Unless otherwise provided in the accompanying prospectus supplement, debt securities will be issued in registered form in denominations of $1,000 each and any multiples thereof. (Section 3.02.)

Subordination

      Under the subordinated debt indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The subordinated debt indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the holders of senior indebtedness and Other Financial Obligations until all Senior Indebtedness and Other Financial Obligations are paid in full. (Subordinated debt indenture, Section 16.02.)

      The subordinated debt indenture will not limit the amount of Senior Indebtedness and Other Financial Obligations that we may incur.

      “Senior Indebtedness” means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

(1) all obligations of R&G Financial for the repayment of borrowed money,

(2) all obligations of R&G Financial for the deferred purchase price of property, but excluding trade accounts payable in the ordinary course of business,

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(3) all capital lease obligations of R&G Financial, and

(4) all obligations of the type referred to in clauses (1) through (3) of other persons that R&G Financial has guaranteed or that is otherwise its legal liability;

      but Senior Indebtedness does not include:

(a) the subordinated debt securities; and

(b) indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

      “Other Financial Obligations” means all obligations of R&G Financial to make payment pursuant to the terms of financial instruments, such as:

(1) securities contracts and foreign currency exchange contracts,

(2) derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts, and

(3) similar financial instruments;

but Other Financial Obligations does not include:

(a) Senior Indebtedness, and

(b) indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

Consolidation, Merger or Sale

      Each indenture generally permits a consolidation or merger between us and another corporation. They also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

      However, we will only consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our Board of Directors or any of our officers may be done by the board or officers of the successor corporation. If we merge with or into any other corporation or sell all or substantially all of our assets, we shall be released from all liabilities and obligations under the indentures and under the debt securities. (Sections 10.01 and 10.02.)

Modification of Indentures

      Under each indenture, our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Sections 11.01 and 11.02.)

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Events of Default

      The senior debt indenture provides that an “event of default” regarding any series of senior debt securities will be any of the following:

•	failure to pay interest on any debt security of such series for 30 days;

•	failure to pay the principal or any premium on any debt security of such series when due;

•	failure to deposit any sinking fund payment when due by the terms of a debt security of such series;

•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

•	acceleration of the senior debt securities of any other series or any other indebtedness for borrowed money of R&G Financial, in each case exceeding $5,000,000 in aggregate principal amount;

•	certain events involving bankruptcy, insolvency or reorganization of R&G Financial; or

•	any other event of default included in any indenture or supplemental indenture. (Section 5.01.)

      The subordinated debt indenture provides that an “event of default” regarding any series of subordinated debt securities will occur only upon certain events involving bankruptcy, insolvency or reorganization of R&G Financial. A default in the payment of principal or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated indenture is not an event of default under the subordinated debt indenture and does not provide for any right of acceleration of the payment of principal of a series of subordinated debt securities. However, in the event of a default in the payment of principal or interest, the holder of any debt security shall have the right to institute a suit for the collection of such overdue payment.

      An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. (Section 6.02.)

      If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

      Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 6.01.) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for each series of debt securities. (Section 5.12.)

Covenants

      Under the indentures, we will agree to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year certifying as to the absence of events of default and to our compliance with the terms of the indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

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Payment and Transfer

      Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement. (Section 3.07.)

      Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 3.05.)

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 2.03.)

      Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York (“DTC”) will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Defeasance

      We will be discharged from our obligations on the senior debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the senior debt securities of the series. We must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of such deposit. If this happens, the holders of the senior debt securities of the series will not be entitled to the benefits of the senior debt indenture except for registration of transfer and exchange of senior debt securities and replacement of lost, stolen or mutilated senior debt securities. (Senior debt indenture, Section 15.02.)

      The subordinated debt indenture does not contain provisions for the defeasance and discharge of our obligations on the subordinated debt securities and the subordinated indenture.

The Trustee

      Wilmington Trust Company will be the trustee under the indentures. It is also the trustee in connection with the issuance of trust preferred securities by R&G Capital Trust I in February 2002, R&G Capital Trust III in October 2003 and R&G Capital Trust V in March 2004. It is also contemplated that Wilmington Trust Company will serve as trustee in connection with the issuance of trust preferred securities, if any, by R&G Capital Trust VI, VII and VIII. The trustee and its affiliates may have other relations with R&G Financial in the ordinary course of business.

      The occurrence of any default under either the senior debt indenture or the subordinated debt indenture could create a conflicting interest for the trustee under the Trust Indenture Act. If such default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the trustee would generally be required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to R&G Capital Trust I, R&G Capital Trust III, R&G Capital Trust V and R&G Capital Trust VI, VII and VIII, and the debt securities issued under the senior debt indenture or with respect to the subordinated debt securities issued under the subordinated debt indenture. In the event of the trustee’s resignation, we shall promptly appoint a successor trustee with respect to the affected securities.

      The Trust Indenture Act also imposes certain limitations on the right of the trustee, as a creditor of R&G Financial, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any such claim or otherwise. The trustee will be permitted to engage in other transactions with us, provided

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that if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate such conflict or resign.

DESCRIPTION OF PREFERRED STOCK

General

      This section of the prospectus describes the terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. Each series of preferred stock will be issued under a certificate of designations, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. It is also subject to our Amended and Restated Certificate of Incorporation, which is filed as an exhibit to this registration statement of which this prospectus forms a part. For a description of R&G Financial’s outstanding preferred stock, see “Description of Capital Stock-Preferred Stock.”

      Our Amended and Restated Certificate of Incorporation authorizes us to issue 20,000,000 shares of preferred stock, par value $.01 per share. Our Board of Directors is authorized to designate any series of preferred stock and the powers, preferences and rights of the preferred stock without further shareholder action. As of June 30, 2004, we had a total of 8,520,000 shares of preferred stock authorized, issued and outstanding consisting of 2,000,000 Series A shares, 1,000,000 Series B shares, 2,760,000 Series C shares and 2,760,000 Series D shares.

      Our Board of Directors is authorized to determine or fix the following terms for each series of preferred stock, which will be described in a prospectus supplement:

•	the designation of such series and the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

•	the voting rights, if any;

•	the dividend rate;

•	whether dividends are cumulative and, if so, the date from which dividends cumulate;

•	the payment date for dividends;

•	redemption rights, the applicable redemption prices and such other conditions of redemption;

•	amounts payable to holders on our liquidation, dissolution or winding up;

•	the amount of the sinking fund, if any;

•	whether the shares will be convertible or exchangeable, and, if so, the prices and terms or rate of conversion and such other terms and conditions of such conversion or exchange;

•	whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of the restrictions;

•	the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock; and

•	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of R&G Financial.

      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

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      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.

Rank

      Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

      The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our Board of Directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our Board of Directors.

      Our Board of Directors will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

      Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

      R&G Mortgage is a party to a warehousing loan agreement that imposes limitations on its ability to pay dividends to us. The warehousing loan agreement limits the aggregate amounts of cash dividends that R&G Mortgage may pay to us on its common stock during a fiscal year to 50% of its net income for the immediately preceding fiscal year. Furthermore, R&G Mortgage is prohibited from paying cash dividends to us if an event of default has occurred or the payment of such divided would cause an event of default to occur under the warehousing loan agreement. We depend upon dividends from our subsidiaries, including R&G Mortgage, to make payments on our obligations, including our outstanding common stock and preferred stock.

Conversion or Exchange

      The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of another series of preferred stock or debt securities of R&G Financial.

      If so determined by our Board of Directors, the holders of shares of preferred stock of any series may be obligated at any time or at maturity to exchange such shares for preferred stock of another series or debt securities of R&G Financial. The terms of any such exchange and any such preferred stock or debt securities will be described in the prospectus supplement relating to such series of preferred stock.

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Redemption

      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option of or the holder thereof and may be mandatorily redeemed.

      Any partial redemptions of preferred stock will be made in a way that our Board of Directors decides is equitable.

      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of R&G Financial, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of R&G Financial on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from R&G Financial after they have received their full liquidation preference.

Voting rights

      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designations establishing such series; or

•	as required by applicable law.

      Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. A holder of 5% or more of such series that otherwise exercises a “controlling influence” over R&G Financial could also be subject to regulation under the Bank Holding Company Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of such series.

      Section 12 of the Puerto Rico Banking Law requires that the Office of the Commissioner of Financial Institutions of Puerto Rico approve any change of control involving a bank organized under the Banking Law. The Banking Law requires that the Office of the Commissioner be informed not less than 60 days prior to any transfer of voting stock of a Puerto Rico bank that results in any person owning, directly or indirectly, more than 5% of the outstanding voting stock of the bank. For the purposes of Section 12 of the Banking Law, the term “control” means the power to, directly or indirectly, direct or influence decisively the administration or the norms of the bank.

      Pursuant to the Banking Law, if the Office of the Commissioner receives notice of a proposed transaction that may result in a change of control of R&G Financial, the Office of the Commissioner is required to investigate and determine whether a change of control has occurred. The Office of the Commissioner will

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issue an authorization for the transfer of control of Doral Financial if the results of its investigations are in its judgment satisfactory. The decision of the Office of the Commissioner is final and unreviewable.

DESCRIPTION OF CAPITAL STOCK

Common Stock

      This section of the prospectus documents the terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a supplement to the prospectus.

      Our Amended and Restated Certificate of Incorporation authorizes us to issue 200,000,000 shares of common stock consisting of 80,000,000 Class A shares and 120,000,000 Class B shares, par value $.01 per share. As of June 30, 2004, there were 51,102,420 shares of common stock issued and outstanding, consisting of 21,559,584 Class A shares (all of which are held by Mr. Victor J. Galán, our chairman and chief executive officer) and 29,542,836 Class B shares. Each Class A share is convertible into Class B shares at the rate of one Class B share for each Class A share so converted, at the discretion of the holder of Class A shares. The Amended and Restated Certificate of Incorporation of the Company requires the Company to at all times reserve and keep available out of its authorized but unissued Class B shares, solely for the purpose of issuance upon the conversion of Class A shares, such number of Class B shares as shall then be issuable upon the conversion of all outstanding Class B shares. The Class B shares do not carry any conversion rights and are otherwise not convertible into Class A shares.

      Holders of Class A shares and Class B shares generally vote as a single class on all matters submitted to a vote of the stockholders. Each record holder of Class A shares is entitled to two votes per share and holders of Class B shares are entitled to one vote per share. The Class B shares are registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and trade on the New York Stock Exchange under the symbol “RGF.”

      All outstanding common stock is, and any stock issued pursuant to this prospectus will be, fully paid and nonassessable. Subject to rights of preferred stockholders, holders of common stock

•	are entitled to any dividends validly declared; and

•	will share ratably in our net assets in the event of a liquidation.

      The common stock issued pursuant to this prospectus will have no conversion rights. Holders of common stock have no preemptive, subscription, redemption, or call rights related to those shares.

      American Stock Transfer & Trust Co. is the transfer agent and registrar for our common stock.

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Preferred Stock

      The general terms of our preferred stock are described above under “Description of Preferred Stock.” As of the date of this prospectus, we had outstanding four series of serial preferred stock described below.

					Conversion
	Number of	Annual	Liquidation		or	General
	Shares	Dividend	Preference	Date First	Exchange	Voting
Title of Series	Outstanding	Rate(1)	Per Share(2)	Redeemable(3)	Rights(4)	Rights(5)

7.40% Non-cumulative Monthly Income Preferred Stock, Series A (the “Series A shares”)	2,000,000	7.40%	$25	October 1, 2003	None	No
7.75% Non-cumulative Monthly Income Preferred Stock, Series B (the “Series B shares”)	1,000,000	7.75%	$25	January 1, 2005	None	No
7.60% Non-cumulative Monthly Income Preferred Stock, Series C (the “Series C shares”)	2,760,000	7.60%	$25	April 1, 2006	None	No
7.25% Non-cumulative Monthly Income Preferred Stock, Series D (the “Series D shares”)	2,760,000	7.25%	$25	March 1, 2007	None	No

(1)	Based on a percentage of the applicable liquidation preference per share.

(2)	See “Liquidation Rights” below for additional information.

(3)	See “Redemption” below for additional information.

(4)	See “Conversion Rights” below for additional information.

(5)	See “Voting Rights” below for additional information.

      Dividend Rights and Limitations. The holders of the Series A shares, the Series B shares, the Series C shares and the Series D shares are entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors, at their respective annual dividend rates payable monthly. The holders of the Series A shares, the Series B shares, the Series C shares and the Series D shares are entitled to receive such dividends prior to any payment of dividends or distribution of assets to holders of our common stock and to any other class of capital stock ranking junior to the Series A shares, the Series B shares, the Series C shares or the Series D shares with respect to the payment of dividends.

      Liquidation Rights. Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, the holders of the Series A shares, the Series B shares, the Series C shares and the Series D shares are entitled to receive out of our assets an amount in cash equal to their liquidation preference per share plus accrued and unpaid dividends thereon for the current monthly dividend period to the date of the distribution. This distribution must be made before any payment may be made to the holders of our common stock or any of our other securities ranking junior to the Series A shares, the Series B shares, the Series C shares or the Series D shares as to the distribution of assets upon liquidation. No distribution of this type or payment on account of any liquidation, dissolution or winding up of us may be made to the holders of the shares of any class or series of stock ranking on a parity with the Series A shares, the Series B shares, the Series C shares or the Series D shares as to the distribution of assets upon liquidation, unless the holders of the Series A shares, the Series B shares, the Series C shares or the Series D shares receive like amounts ratably in accordance with the full distributive amounts which they and the holders of parity stock are respectively entitled to receive upon this preferential distribution.

      After the payment to the holders of the Series A shares, the Series B shares, the Series C shares and the Series D shares of the full preferential amounts provided for above, the holders of such shares will have no right or claim to any of our remaining assets.

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      Redemption. The Series A shares are subject to redemption in whole or in part, at our option, subject to the approval of the Federal Reserve Board, if required by applicable law, commencing on or after October 1, 2003, and prior to September 30, 2004 at a price of $26.00 per share and after this period, at redemption prices declining to a price of $25.00 per share on or after October 1, 2006.

      The Series B shares are subject to redemption in whole or in part, at our option, subject to the approval of the Federal Reserve Board, if required by applicable law, commencing on or after January 1, 2005, and prior to December 31, 2006 at a price of $25.50 per share and after this period, at redemption prices declining to $25.00 per share on or after January 1, 2007.

      The Series C shares are subject to redemption in whole or in part, at our option, subject to the approval of the Federal Reserve Board, if required by applicable law, commencing on or after April 1, 2006, and prior to March 31, 2007 at a price of $25.50 per share and after this period, at redemption prices declining to $25.00 per share on or after April 31, 2008.

      The Series D shares are subject to redemption in whole or in part, at our option, subject to the approval of the Federal Reserve Board, if required by applicable law, commencing on or after March 1, 2007, and prior to February 29, 2008 at a price of $25.50 per share and after this period, at redemption prices declining to $25.00 per share on or after March 1, 2009.

      There is no mandatory redemption or sinking fund obligation with respect to any of the outstanding series of preferred stock.

      Conversion Rights. The Series A shares, Series B shares, Series C shares and Series D shares are not convertible into, or exchangeable for any of our other securities.

      Voting Rights. The holders of the Series A shares, the Series B shares, the Series C shares and the Series D shares are not entitled to any voting rights except (1) if we do not pay dividends in full on such series for 18 consecutive monthly dividend periods, (2) as required by law or (3) in connection with any changes of the terms or rights of the Series A shares, the Series B shares, the Series C shares or the Series D shares, as the case may be.

      Relative Rank. The Series A shares, the Series B shares, the Series C shares and the Series D shares have the same rank as to the payment of dividends and as to the distribution of assets upon any liquidation, dissolution or winding up of us.

PLAN OF DISTRIBUTION

      We may sell the securities described in this prospectus through agents, underwriters, dealers or directly to purchasers. Any such underwriters, dealers or agents may include our broker-dealer subsidiary, R-G Investments, Inc.

      The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

      For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

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      If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

      If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

      Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

      We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

      The securities will be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

      Our broker-dealer subsidiary is a member of the NASD and may participate in distributions of securities. Accordingly, offerings of securities in which R-G Investments, Inc. participates will conform with the provisions of Rule 2720 of the Conduct Rules of the NASD. In accordance with the NASD guidelines, the maximum underwriting compensation to be received in connection with any offering pursuant to this shelf registration will not exceed 8% of the aggregate public offering price of the securities; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

      This prospectus, together with any applicable prospectus supplement, may also be used by our broker-dealer subsidiary in connection with offers and sales of securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Our broker-dealer subsidiary, R-G Investments, Inc., may act as principal or agent in such transactions. Our broker-dealer subsidiaries does not have any obligation to make a market in any of the securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

      Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

      Patton Boggs LLP, Washington, D.C., will pass upon certain legal matters with respect to the securities offered by us, unless we indicate otherwise in a prospectus supplement. As to matters of Puerto Rico law,

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Patton Boggs will rely upon the opinion of McConnell Valdes, unless we indicate otherwise in a prospectus supplement. As of the date of this prospectus, certain partners of Patton Boggs LLP owned in the aggregate approximately 19,521 shares of our common stock. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN GET MORE INFORMATION

      This prospectus is a part of a Registration Statement on Form S-3 filed by us and the Trusts with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the Registration Statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

      We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also inspect and copy these materials a the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

      We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the Registration Statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

(a) Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

(c) The description of the Registrant’s common stock contained in the Registrant’s Form 8-A (File No. 000-211137), as filed with the Commission pursuant to Sections 12(b) and 12(g) of the Exchange Act, on August 5, 1996.

      The SEC file number for each of these documents is 001-31381. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: 280 Jesús T. Piñero, San Juan, Puerto Rico 00918 (787) 758-2424.

      You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

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We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2004

PRELIMINARY PROSPECTUS

R&G FINANCIAL CORPORATION

R&G CAPITAL TRUST VI

R&G CAPITAL TRUST VII
R&G CAPITAL TRUST VIII

JUNIOR SUBORDINATED DEBT SECURITIES

Issued by R&G Financial Corporation

TRUST PREFERRED SECURITIES

Issued by the Trusts
Fully and Unconditionally Guaranteed by
R&G Financial Corporation

      The Trusts may offer from time to time trust preferred securities, and we may offer from time to time junior subordinated debt securities and guarantees of the trust preferred securities.

      We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We or the Trusts, as the case may be, will provide the specific terms of these securities as applicable in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

      NEITHER THE TRUST PREFERRED SECURITIES OFFERED BY THE TRUSTS NOR THE JUNIOR SUBORDINATED DEBT SECURITIES OR GUARANTEES OFFERED BY US WILL BE SAVING ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION. THESE SECURITIES WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2004.

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ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this shelf registration statement, the Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts to the public and common securities representing undivided beneficial interests in the Trusts to us in one or more offerings. In addition, we may sell, either separately or together, debt securities, preferred stock and common stock in one or more offerings. We may also issue debt securities or common stock upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we and the Trusts may offer under the registration statement is $500,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

      The words “we”, “our”, “us” and “R&G Financial” refer to R&G Financial Corporation, unless we indicate otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      We make certain forward-looking statements in this prospectus and in the information incorporated by reference herein that are based upon our current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. The reader can identify these statements from our use of the words “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” and similar expressions. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality and other financial data and capital and performance ratios.

      Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors (some of which are beyond our control). The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements:

•	the strength of the United States economy in general and the strength of the regional and local economies within our markets;

•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	adverse changes in the local real estate market, as most of the Company’s loans are concentrated in Puerto Rico and Florida and a substantial portion of these loans have real estate as collateral;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	inflation, interest rate, market and monetary fluctuations;

•	our timely development of new products and services in a changing environment, including the features, pricing and quality of our products and services compared to the products and services of our competitors;

•	the willingness of users to substitute competitors’ products and services for our products and services;

•	the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	technological changes;

•	changes in consumer spending and savings habits; and

•	regulatory or judicial proceedings.

      If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

R&G FINANCIAL CORPORATION

      We are a Puerto Rico chartered, financial holding company that operates R-G Premier Bank of Puerto Rico, or Premier Bank, a Puerto Rico commercial bank, and R-G Crown Bank, or R-G Crown, a Florida domiciled federal savings bank. We also operate R&G Mortgage Corp, the second largest mortgage company in Puerto Rico, The Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, and Continental Capital Corp., a mortgage banking subsidiary of R-G Crown which does business in the continental United States. We also conduct an insurance agency business and offer broker dealer services in Puerto Rico through Home & Property Insurance Corp. and R-G Investments Corporation, respectively.

      In June 2002, we acquired R-G Crown, which operates in the Tampa — St. Petersburg — Clearwater and Orlando metropolitan areas through 15 full-service offices. According to the Metro Orlando Economic Development Commission, the Orlando market is one of the fastest growing markets in Florida, both generally and for Hispanics in particular (mainly Puerto Rican). Management believes that owning and operating R-G Crown is a cost effective way to access the Hispanic markets in the United States, while providing a strong platform for further expansion in Florida.

      We are currently in our 32nd year of operations and we operate our business through our subsidiaries. We provide a full range of banking services, including commercial banking services, corporate real estate and business lending, residential construction lending, consumer lending and credit cards, offer a diversified range of deposit products and, to a lesser extent, trust and investment services through our private banking department and our broker-dealer. We also provide a range of real estate secured lending activities, including the origination, servicing, purchase and sale of mortgages on single-family residences, the securitization and sale of various mortgage-backed and related securities and the holding and financing of mortgage loans and mortgage-backed and related securities for sale or investment and the purchase and sale of servicing rights associated with such mortgage loans.

      We have generally sought to achieve long-term financial strength and profitability by increasing the amount and stability of our net interest income and non-interest income. We have sought to implement this strategy by:

•	expanding our retail banking franchise in order to achieve increased market presence and to increase core deposits;

•	enhancing our net interest income by increasing our loans held for investment, particularly real estate secured loans, and investment securities;

•	emphasizing the growth of our mortgage banking activities, including the origination and sale of mortgage loans, and growing our loan servicing operation;

•	developing new business relationships through an increased emphasis on commercial real estate and commercial business lending;

•	diversifying our retail products and services, including an increase in consumer loan originations;

•	meeting the financial needs of our customers through, among other things, the offering of trust and investment services and insurance products;

•	expanding our operations in the continental United States; and,

•	emphasizing controlled growth, while pursuing a variety of acquisition opportunities when appropriate.

      Our Class B Common Stock is traded on the New York Stock Exchange under the symbol “RGF.” Our principal executive offices are located at 280 Jesús T. Piñero Avenue, San Juan, Puerto Rico 00918 and our telephone number is (787) 758-2424.

THE TRUSTS

      Each Trust is a statutory trust formed under Delaware law. Each Trust was created pursuant to a separate certificate of trust, which was filed with the Secretary of State of the State of Delaware and a declaration of trust executed by us, as sponsor, and the Trust’s trustees. A statutory trust is a separate legal entity that can be formed for the purposes of holding property. For federal income tax purposes, each Trust is a grantor trust. Each Trust exists for the exclusive purposes of:

      – issuing its trust preferred securities and common securities, which represent undivided beneficial interests in its assets,

      – investing the gross proceeds received from the sale of the trust preferred securities and common securities in an equal aggregate principal amount of our junior subordinated debt securities, and

      – engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

      The public will initially own all of a Trust’s trust preferred securities. We will own all of a Trust’s common securities. When a Trust issues its trust preferred securities, that Trust’s declaration of trust will be amended and restated to set the terms of the trust preferred securities. The common securities will represent an aggregate liquidation amount equal to at least 3% of a Trust’s total capitalization. The trust preferred securities will represent the remaining approximate 97% of a Trust’s total capitalization.

      The common securities of a Trust will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities of the Trust. However, if an event of default under the amended declaration of any Trust exists, the rights of the holders of the common securities of that Trust to receive distributions and payments and upon liquidation, redemption and otherwise will rank junior to the rights of the holders of the trust preferred securities of that Trust.

      Pursuant to the amended declaration of a Trust, the Trust will initially have four trustees. Two of the trustees will be our employees or officers, which we refer to as the “administrative trustees.” Wilmington Trust Company, Wilmington, Delaware will serve as property trustee under the amended declaration of each Trust and will act as the Delaware trustee for each Trust. The property trustee and the Delaware trustee may at any time be removed or replaced by the holder of the common securities of the applicable Trust. For purposes of compliance with the provisions of the Trust Indenture Act of 1939, Wilmington Trust Company, which is located in Wilmington, Delaware will also act as indenture trustee under our guarantee of the trust preferred securities of each Trust, which we refer to as a “guarantee,” until replaced by the holder of the common securities of that Trust.

      The property trustee for each Trust will hold title to the junior subordinated debt securities for the benefit of the Trust and that of the holders of the trust preferred securities and common securities of that Trust and, so long as the Trust holds the junior subordinated debt securities, the property trustee will have the power to exercise all rights, powers, and privileges of a holder of debentures under the indenture. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing trust account to hold all payments made in respect of the junior subordinated debt securities for the benefit of the holders of the applicable trust preferred securities and common securities, which we refer to as the “property account”. The property account may be held at the property trustee or any paying agent of the property trustee. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities and common securities out of funds from the property account. Wilmington Trust Company, which is located in Wilmington, Delaware will hold the guarantee for the benefit of the holders of the trust preferred securities of each Trust.

      As the direct or indirect holder of all the common securities of each Trust, we will have the right to appoint, remove or replace any trustee of a Trust and to increase or decrease the number of trustees. We will pay all fees, expenses, debts and obligations, other than with respect to the trust preferred securities and common securities, incurred and associated with each Trust and the offering of the trust preferred securities by any of the Trusts.

      The principal executive office of each of the Trusts is c/o R&G Financial Corporation, 280 Jesús T. Piñero Avenue, Hato Rey, San Juan, Puerto Rico 00918 and the telephone number of each Trust is (787) 758-2424.

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes, and to support our ongoing and future anticipated growth. We expect to contribute most of the proceeds to one or more of our Puerto Rico and/or U.S. subsidiaries to bolster their capital for such future expansion or for their general working capital needs.

      All of the proceeds from the sale of the trust preferred securities together with proceeds of the common securities will be invested by each Trust in the junior subordinated debt securities to be issued by us.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

      The following table shows the ratio of earnings to fixed charges and preferred stock dividends of our company, which includes our subsidiaries, on a consolidated basis. For purpose of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle in 2001, plus fixed charges. Fixed charges represent total interest expense (including interest expense on securities sold under agreements to repurchase, Federal Home Loan Bank advances, trust preferred securities, and notes payable), dividend payments on our outstanding preferred stock and a reasonable approximation of the interest component of rental expense, and is presented both including and excluding interest on deposits.

	Six Months
	Ended June 30,				Year Ended December 31,

	2004		2003		2003		2002		2001		2000		1999

	(Unaudited)
Earnings to fixed charges and preferred stock dividends(5):
Including interest on deposits	1.86	x	1.70	x	1.75	x	1.56	x	1.42	x	1.29	x	1.45x
Excluding interest on deposits	2.47	x	2.24	x	2.35	x	2.03	x	1.81	x	1.54	x	1.86x

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

      We may issue junior subordinated debt securities from time to time in one or more series under an indenture to be entered into between us and Wilmington Trust Company, Wilmington, Delaware, as property trustee. We refer to the indenture as supplemented or amended from time to time as the “indenture”. The indenture will be qualified under the Trust Indenture Act of 1939. The terms of the junior subordinated debt securities will include those in the indenture and those made part of the indenture by the Trust Indenture Act. The following summary of the material terms and provisions of the junior subordinated debt securities is not intended to be complete. You should read the following description together with the indenture to help you understand the terms of the junior subordinated debt securities. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

      The junior subordinated debt securities will be issued as unsecured debt under the indenture. The indenture provides that we may issue junior subordinated debt securities from time to time by a resolution of our Board of Directors or a duly appointed committee.

      If we issue junior subordinated debt securities to a Trust in connection with the issuance of trust preferred securities and common securities by the Trust, the junior subordinated debt securities may be distributed ratably to the holders of such trust preferred securities and common securities in connection with the dissolution of the Trust as described in the applicable prospectus supplement. We will issue only one series of junior subordinated debt securities to a Trust in connection with a Trust’s issuance of its trust preferred securities and common securities.

      A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the junior subordinated debt securities;

•	any limit on total principal amount of the subordinated debt securities;

•	the maturity date or dates on the subordinated debt securities;

•	the rate or rates of interest on the junior subordinated debt securities, which may be fixed or variable, at which the junior subordinated debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which interest, if any, will accrue;

•	the date or dates on which interest will be payable, or the method of determining such interest payment date or dates, and the related record dates;

•	the place or places where the principal of, premium, if any, and interest on the junior subordinated debt securities will be payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	any redemption dates, prices, rights, obligations and restrictions on the junior subordinated debt securities;

•	the denominations in which the junior subordinated debt securities will be issuable;

•	the currency or currency unit in which principal, premium, if any, and interest will be paid if other than U.S. dollars;

•	any events of default with respect to the junior subordinated debt securities, if not set forth in the indenture;

•	the form of the junior subordinated debt securities, including the form of the certificate of authentication;

•	any trustee, authenticating or paying agent, warrant agent, transfer agent or registrar with respect to the junior subordinated debt securities;

•	whether the junior subordinated debt securities will be issued as global securities and, in such case, the depositary for such global securities, and certain other matters relating to such global securities; and

•	any other material terms of such series of junior subordinated debt securities not specified in this prospectus.

      The indenture does not contain provisions that would afford holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in which we are involved that may adversely affect such holders.

Form, Exchange, Registration, Transfer and Payment

      Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in fully registered form, without coupons. Holders of junior subordinated debt securities will not pay any service charge for any registration of transfer or exchange of the junior subordinated debt securities. We may, however, require payment of a sum sufficient to cover any tax or other government charge payable in connection with such registration or transfer.

      Unless the applicable prospectus supplement states otherwise, principal, premium, if any, and interest will be payable, and the junior subordinated debt securities will be transferable, at the corporate trust office of the property trustee as paying and authenticating agent, except that, at our option, interest may be paid:

•	by check mailed to the address of the person entitled to such interest as it appears in the security register, or

•	by wire transfer to an account maintained by the person entitled to such interest as specified in the applicable security register.

Book-Entry Securities

      We may issue junior subordinated debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. In such case, one or more global securities will be issued in an aggregate denomination equal to the portion of the aggregate principal amount of outstanding junior subordinated debt securities to be represented by such global security. Until it is exchanged in whole or in part for subordinated debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary to its nominee and except in the circumstances described in the applicable prospectus supplement.

      The specific terms of any depositary arrangement and a description of the depositary will be provided in the applicable prospectus supplement.

Subordination

      The junior subordinated debt securities will rank junior to certain of our other debt, which may include both senior and subordinated indebtedness for money borrowed, to the extent described in the applicable prospectus supplement.

Certain Covenants

      We will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal, premium, if any, or interest on, or repay, repurchase or redeem any of our debt securities that rank equal or junior to the junior subordinated debt securities; or

•	make any guarantee payment with respect to any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debt securities;

      if at such time:

(1) an event of default exists under the indenture, which we refer to as an “event of default,” and we have not taken reasonable steps to cure the event of default;

(2) if such junior subordinated debt securities are held by the property trustee, we have defaulted on our payment obligations under the guarantee of such Trust; or

(3) we have deferred the payment of interest on such junior subordinated debt securities as permitted under the indenture.

      The foregoing covenant does not, however, apply to:

•	dividends, distributions, redemptions, purchases or acquisitions made by us by issuing our capital stock (or options, warrants or other rights to subscribe for our capital stock),

•	dividends declared in connection with implementing a shareholders’ rights plan, issuing stock under the plan or redeeming or repurchasing rights pursuant to the plan,

•	payments under the guarantee or guarantee of common securities,

•	the purchase of fractional shares resulting from a reclassification of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

•	purchases of common stock related to the issuance of common stock or rights under any of our director, officer or employee benefit plans, and

•	obligations under any of our dividend reinvestment or stock purchase plans.

      For so long as such trust preferred securities and common securities of a Trust remain outstanding, we will:

•	maintain, directly or indirectly, 100% ownership of the common securities of the Trust,

•	use our commercially reasonable efforts to cause the Trust to remain a grantor trust, and to continue to be classified as a grantor trust, for United States federal or Puerto Rico income tax purposes, and

•	not to cause or permit the dissolution, winding-up or termination of the Trust except in connection with a distribution of the junior subordinated debt securities as provided in the amended declaration of the Trust, or in connection with certain mergers, consolidations or amalgamations.

Limitation on Mergers and Sales of Assets

      We may not consolidate with, or merge into, any corporation or convey or transfer our properties and assets substantially as an entirety to any person unless:

•	the successor entity expressly assumes our obligations under the indenture, and

•	after giving effect to the transaction, no indenture event of default exists and no event that with notice or lapse of time would become an indenture event of default has occurred.

Events of Default, Waiver and Notice

      Under the indenture, the following events will constitute an event of default with respect to each series of junior subordinated debt securities:

•	we fail for 30 days to pay any interest on the junior subordinated debt securities of that series when due; or

•	we fail to pay all or any part of the principal of, or premium, if any, on the junior subordinated debt securities of that series when due either at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

•	we fail to perform or materially breach any other covenant in the indenture for 60 days after written notice to us by the property trustee or the holders of at least 25% in principal amount of the junior subordinated debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization relating to us occur; or

•	any other indenture event of default provided with respect to such series of junior subordinated debt securities as described in the related prospectus supplement.

      The indenture provides that the property trustee may withhold notice of an indenture event of default to the holders of a series of junior subordinated debt securities, except a default in payment of principal, premium, if any, or interest on such junior subordinated debt securities, if the property trustee considers it in the interest of such holders to do so.

      The indenture provides that if an indenture event of default with respect to any series of junior subordinated debt securities exists, either the property trustee or the holders of 25% in principal amount of the outstanding junior subordinated debt securities of the series may declare the principal of all junior subordinated debt securities of the series to be due and payable immediately. In certain instances, the holders of a majority of the outstanding principal amount of the junior subordinated debt securities of such series may annul such declaration or waive such defaults, except defaults in payment of principal of, premium, if any, or interest on the junior subordinated debt securities.

      The holders of a majority in the outstanding aggregate principal amount of the junior subordinated debt securities of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series, provided the holders have offered to the trustee reasonable indemnity against expenses and liabilities. The indenture also provides that a holder of any junior subordinated debt security may institute suit for the enforcement of any payment of principal of, or premium, if any, and interest on such junior subordinated debt security on the stated maturity or upon repayment or redemption of such junior subordinated debt security and that this right may not be impaired without such holder’s consent. Under the indenture, we must file annually with the property trustee a certificate as to the absence of certain defaults under the indenture.

Amendment and Modification of the Indenture

      We and the property trustee may, with the consent of the holders of a majority of the outstanding aggregate principal amount of the junior subordinated debt securities of all affected series, amend or modify the indenture. No amendment or modification may, without the consent of each affected holder:

•	change the fixed maturity date of any junior subordinated debt securities,

•	reduce the principal amount of the junior subordinated debt securities,

•	reduce the rate or extend the time of payment of interest on the junior subordinated debt securities,

•	make the principal of, premium, if any, or interest on, the junior subordinated debt securities payable in any coin or currency other than that provided in the junior subordinated debt securities,

•	impair or affect the right of any holder of junior subordinated debt securities to institute suit for the payment thereof or reduce any amount payable on prepayment, or

•	reduce the percentage of junior subordinated debt securities for which the consent of the holders is required for any such modification.

      If junior subordinated debt securities of a series are held by a Trust or a trustee, any amendment or modification of the indenture requiring consent as described above will also require the consent of the holders of all or a majority in liquidation amount of the trust preferred securities and common securities of the applicable Trust, as the case may be. As a result of these pass-through voting rights with respect to amendments and modifications to the indenture, no amendment or modification to the indenture will be effective until the holders of all or a majority in liquidation amount of the trust preferred securities and common securities consent to the amendment or modification.

Satisfaction and Discharge

      The indenture provides that we may discharge our obligations to holders of any series of junior subordinated debt securities that either have or will within one year become due and payable by irrevocably depositing with the trustee funds in an amount sufficient to pay in full all of the outstanding junior subordinated debt securities of such series. In such event, the indenture will no longer be effective with respect to that series, except as to our obligations to pay all other sums due with respect to that series, and we will have satisfied and discharged the indenture with respect to that series.

Governing Law

      The indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      Each Trust may issue from time to time one series of trust preferred securities pursuant to an amended and restated declaration of trust, which we refer to as an “amended declaration”, which we will enter into with Wilmington Trust Company, Wilmington, Delaware. Each amended declaration will be qualified as an indenture under the Trust Indenture Act. The terms of the trust preferred securities of a Trust will include those in the applicable amended declaration and those made a part of the amended declaration by the Trust Indenture Act. You should read the following description together with the applicable amended declaration to help you understand the terms of the trust preferred securities. A copy of each amended declaration will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

      The terms of the trust preferred securities issued by any Trust will mirror the terms of the junior subordinated debt securities purchased by the Trust, which will be described in the applicable prospectus supplement. The prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

•	the designation of the trust preferred securities;

•	the number and the initial public offering price of the trust preferred securities;

•	the annual distribution rate, or method of determining such rate, the date or dates upon which such distributions shall be payable and the date or dates from which distributions will accrue;

•	whether distributions will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on the trust preferred securities will be cumulative;

•	the amount that will be paid out of the assets of such Trust to the holders of trust preferred securities upon dissolution, winding-up or termination of such Trust;

•	whether the applicable Trust may redeem the trust preferred securities and the redemption price or prices and other terms and conditions relative to the redemption rights;

•	any voting rights;

•	the terms and conditions, if any, upon which junior subordinated debt securities may be distributed to holders of trust preferred securities;

•	any conversion rights;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such Trust not inconsistent with the amended declaration or with applicable law.

      We will guarantee all trust preferred securities to the extent set forth below under “Description of Guarantees.” Certain United States federal income and Puerto Rico tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

Common Securities

      In connection with the issuance of trust preferred securities by a Trust, the Trust will issue one series of common securities, which will have the terms set forth in the amended declaration. Except for voting rights, the terms of the common securities issued by a Trust will be identical to the terms of the trust preferred securities issued by such Trust, and the common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities. If an event of default under the amended declaration exists, which we refer to as an “event of default,” the rights of the holders of the common securities to receive distributions and payments upon liquidation, redemption and otherwise will rank junior to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities will also have the right to vote to appoint, remove or replace any of the trustees of a Trust. We will own all of the common securities of each Trust.

Enforcement of Certain Rights by Holders of Preferred Securities

      If a declaration event of default exists, the holders of trust preferred securities of the applicable Trust will rely on the indenture trustee’s enforcement of its rights against us as a holder of the subordinated debt securities issued to such Trust. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such Trust may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or to direct the exercise of any trust or power conferred upon the indenture trustee under the applicable amended declaration, including the right to direct the indenture trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the indenture trustee fails to enforce its rights under the applicable series of subordinated debt securities, a holder of the applicable trust preferred securities may institute a legal proceeding directly against us to enforce the indenture trustee’s rights without first instituting any legal proceeding against the indenture trustee or any other person or entity.

Notwithstanding the foregoing, if a declaration event of default exists due to our failure to make payments on the applicable subordinated securities when due, then a holder of applicable trust preferred securities may bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of amounts due on the subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder. Such holder need not first:

•	direct the indenture trustee to enforce the terms of the subordinated debt securities or

•	sue us to enforce the indenture trustee’s rights under the subordinated debt securities.

      In connection with any direct action, as holder of the common securities, we will be subrogated to the rights of such holder of trust preferred securities under the applicable amended declaration to the extent of any payment made by us to such holder.

Governing Law

      The amended declaration and the trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF GUARANTEES

      In connection with the issuance by a Trust of any trust preferred securities, we will execute and deliver a guarantee for the benefit of the holders from time to time of the trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, Wilmington, Delaware, which we refer to as the “guarantee trustee,” will act as trustee under each guarantee for purposes of the Trust Indenture Act. The terms of the guarantee will include those in the guarantee and those made a part of the guarantee by the Trust Indenture Act. The following summary of the material terms and provisions of the guarantee is not intended to be complete. You should read the following description together with the guarantee to help you understand the terms of the guarantee. A copy of the guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

      Pursuant to each guarantee, we will irrevocably and unconditionally agree, to the extent set forth in such guarantee, to pay in full, to the holders of the applicable trust preferred securities, the guarantee payments when due. The following payments, to the extent not paid by the relevant Trust, constitute “guarantee payments”:

•	any accrued and unpaid distributions required to be paid on such trust preferred securities;

•	the redemption price with respect to any trust preferred security called for redemption; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the applicable Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities upon maturity or redemption, the lesser of:

(1) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, and

(2) the amount of assets of such Trust remaining available for distribution to holders of such trust preferred securities in liquidation of such Trust.

      The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

      We will guarantee payments of distributions and other payments due on the trust preferred securities to the extent funds are available therefor. If we do not make a required payment on the related junior subordinated debt securities, a Trust will not have sufficient funds to make the related payment on the trust preferred securities. The guarantee does not cover payments on any trust preferred securities when the applicable Trust does not have sufficient funds to make such payments. Our obligation to make a guarantee payment may be satisfied by our paying or causing the relevant Trust to pay the required amount directly to the holders of trust preferred securities.

      The guarantee, when taken together with our obligations under the junior subordinated debt securities, the indenture and the amended declaration, including our obligations as issuer of the junior subordinated debt securities to pay costs, expenses, debts and liabilities of the Trusts, other than with respect to the trust preferred securities and common securities, will provide a full and unconditional guarantee, on a subordinated basis, by us of payments due on the trust preferred securities.

Amendment of the Guarantees

      The holders of at least a majority in liquidation amount of the outstanding trust preferred securities of a Trust may amend the relevant guarantee. No such approval will be required, however, with respect to amendments that do not adversely affect the rights of holders of such trust preferred securities. The manner of obtaining any such approval will be set forth in the applicable prospectus supplement.

      We will also guarantee irrevocably and unconditionally each Trust’s obligations with respect to the common securities to the same extent as the guarantees, except that upon an event of default, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Termination

      Each guarantee will terminate:

•	upon full payment of the redemption price of all trust preferred securities of the applicable Trust,

•	upon distribution of the junior subordinated debt securities held by the applicable Trust to the holders of the trust preferred securities of such Trust, or

•	upon full payment of the amounts payable upon liquidation in accordance with the applicable amended declaration.

      Each guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any holder of the applicable trust preferred securities is required to restore payment of any sums paid under such trust preferred securities or such guarantee.

Events of Default

      An event of default under a guarantee will occur if we fail to perform any of our payment or other obligations under the guarantee. The holders of a majority in liquidation amount of the trust preferred securities relating to such guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such trust preferred securities. If the guarantee trustee fails to enforce such guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights under such guarantee, without first instituting a legal proceeding against the relevant Trust, the guarantee trustee or any other person or entity. Notwithstanding the foregoing, if we have failed to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us to enforce the guarantee for such payment.

Status of the Trust Preferred Securities Guarantees

      Unless the applicable prospectus supplement states otherwise, the guarantees will constitute our unsecured obligations and will rank:

•	junior to certain of our other liabilities, which may include both senior and subordinated indebtedness for money borrowed, to the extent set forth in the applicable prospectus supplement,

•	equally with any guarantee entered into by us in respect of any other Delaware statutory trust or other similar financing vehicle sponsored by us, and

•	senior to all of our capital stock and to any guarantee we have or will enter into in respect of any of our capital stock.

      The terms of the trust preferred securities provide that each holder, by acceptance of such preferred securities, agrees to the subordination provisions and other terms of the guarantee relating thereto as described in the applicable prospectus supplement. The guarantees will constitute a guarantee of payment and not of collection. A guarantee of payment entitles the guaranteed party to institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Guarantee Trustee

      The guarantee trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of trust preferred securities unless offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with such action.

Governing Law

      The guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING JUNIOR

SUBORDINATED DEBT SECURITIES AND GUARANTEES

      As set forth in the applicable amended declaration, each Trust exists for the sole purpose of:

•	issuing its trust preferred securities and common securities, which represent undivided beneficial interests in its assets,

•	investing the gross proceeds received from the sale of the trust preferred securities and common securities in an equal aggregate principal amount of our junior subordinated debt securities, and

•	engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

      As long we make payments when due on the junior subordinated debt securities held by a given Trust, the payments will be sufficient to cover payments due on the trust preferred securities and common securities of such Trust because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will equal the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•	the interest rate and payment dates for the junior subordinated debt securities will match the distribution rate and payment dates for the trust preferred securities; and

•	as issuer of the junior subordinated debt securities, we will pay, and the applicable Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the applicable Trust, other than with respect to the trust preferred securities and common securities.

      We will guarantee payments due on the trust preferred securities to the extent funds are available for these payments, as set forth under “Description of Guarantees.” If we do not make interest payments on the junior subordinated debt securities purchased by the applicable Trust, the Trust will not have sufficient funds to pay distributions on its trust preferred securities. A guarantee does not apply to any payment of distributions when a Trust does not have sufficient funds to pay such distributions. A guarantee covers the payment of distributions and other payments on the related trust preferred securities only if, and to the extent that, we have made a payment of interest or principal on the junior subordinated debt securities held by such Trust.

      If we do not make payments on the junior subordinated debt securities held by a Trust when due, the holders of the trust preferred securities may direct the institutional trustee to enforce its rights under such junior subordinated debt securities. If the institutional trustee fails to enforce its rights, a holder of trust preferred securities may institute a legal proceeding against us to enforce the institutional trustee’s rights under the junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. Notwithstanding the foregoing, if an event of default exists due to our failure to make payments on the junior subordinated debt securities when due, then a holder of trust preferred securities may institute a direct action for payment on or after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities to the extent of any payment made by us to such holder in such direct action.

      Under each guarantee, we acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the related trust preferred securities. If we do not make payments under a guarantee, the guarantee provides a mechanism whereby the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights under the related guarantee without first instituting a legal proceeding against the applicable Trust, the guarantee trustee, or any other person or entity.

      We believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by us on a subordinated basis of payments due on trust preferred securities. See “Description of Guarantees — General.”

Limited Purpose of Trust

      Each Trust’s trust preferred securities evidence a beneficial interest in the Trust, and each Trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in our corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Dissolution

      Upon any voluntary or involuntary dissolution, winding up or liquidation of the Trusts involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of the Trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the Trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be our subordinated creditor, subordinated in right of payment to all senior debt as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of its trust preferred securities and common securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

      The Trusts may sell the securities described in this prospectus through agents, underwriters, dealers or directly to purchasers. Any such underwriters, dealers or agents may include our broker-dealer subsidiary, R-G Investments, Inc.

      The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

      For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

      If the Trusts use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

      If the Trusts use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If the Trusts use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If the Trusts sell directly, no underwriters, dealers or agents would be involved. The Trusts are not making an offer of securities in any state that does not permit such an offer.

      Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We and the Trusts may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

      We and the Trusts may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

      The securities will be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

      Our broker-dealer subsidiary is a member of the NASD and may participate in distributions of securities. Accordingly, offerings of securities in which R-G Investments, Inc. participates will conform with the provisions of Rule 2720 of the Conduct Rules of the NASD. In accordance with the NASD guidelines, the maximum underwriting compensation to be received in connection with any offering pursuant to this shelf registration will not exceed 8% of the aggregate public offering price of the securities; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

      This prospectus, together with any applicable prospectus supplement, may also be used by our broker-dealer subsidiary in connection with offers and sales of securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Our broker-dealer subsidiary, R-G Investments, Inc., may act as principal or agent in such transactions. Our broker-dealer subsidiaries does not have any obligation to make a market in any of the securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

      Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

      Patton Boggs LLP, Washington, D.C., will pass upon certain legal matters with respect to the securities offered by us, unless we indicate otherwise in a prospectus supplement. As to matters of Puerto Rico law, Patton Boggs will rely upon the opinion of McConnell Valdes, unless we indicate otherwise in a prospectus supplement. As to matters of Delaware law, Patton Boggs will rely upon the opinion of Richards Layton & Finger, unless we indicate otherwise in a prospectus supplement. As of the date of this prospectus, certain partners of Patton Boggs LLP owned in the aggregate approximately 19,521 shares of our common stock. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN GET MORE INFORMATION

      This prospectus is a part of a Registration Statement on Form S-3 filed by us and the Trusts with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the Registration Statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

      We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also inspect and copy these materials a the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public

Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

      We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the Registration Statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

(a) Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

(c) The description of the Registrant’s common stock contained in the Registrant’s Form 8-A (File No. 000-211137), as filed with the Commission pursuant to Sections 12(b) and 12(g) of the Exchange Act, on August 5, 1996.

      The SEC file number for each of these documents is 001-31381. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: 280 Jesús T. Piñero, San Juan, Puerto Rico 00918 (787) 758-2424.

      We have not included or incorporated by reference into this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would be material to holders of trust preferred securities because:

•	We will own, directly or indirectly, all of the voting securities of the Trusts and we are a reporting company under the Exchange Act,

•	the Trusts have no independent operations and exist for the sole purpose of issuing trust preferred securities and investing the proceeds in our junior subordinated debt securities, and

•	our obligations under the indenture, the declaration of trust, the guarantee of the trust preferred securities and the junior subordinated debt securities purchased by each Trust, taken together, constitute a full and unconditional guarantee of payments due on the trust preferred securities.

      See “Description of Junior Subordinated Debt Securities” and “Description of Guarantees.”

      The Trusts are not and will not be subject to the informational requirements of the Exchange Act.

      You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor the trusts have authorized anyone else to provide you with additional or different information. We and the trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We and the trusts are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

SEC registration fee	$63,350
Legal fees and expenses	*
Trustees’ fees and expenses	*
Accounting fees and expenses	*

Total	*

*To be provided by amendment.

Item 15.	Indemnification of Directors and Officers

      Article VI of the Registrant’s (the “Company”) Bylaws provide as follows:

      6.1     Indemnification.

      (a) The Company shall indemnify, to the fullest extent authorized by the General Corporation Law of the Commonwealth of Puerto Rico, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the written request of the Company as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Company shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without our prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without our prior written consent. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or our equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

      (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the written request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such court shall deem proper.

      (c) To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1(a) or Section 6.1(b)

of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under Section 6.1(a) or Section 6.1(b) of this Article VI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by our Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

      (e) The Company shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding initiated by any person seeking indemnification under this Article VI without our prior written consent.

      6.2     Advancement of Expenses. Reasonable expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding described in Section 6.1 may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by our Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article VI.

      6.3     Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      6.4     Insurance. By action of our Board of Directors, notwithstanding any interest of the directors in the action, the Company may purchase and maintain insurance, in such amounts as our Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or would be required to indemnify him against such liability under the provisions of this Article VI or of the General Corporation Law of the Commonwealth of Puerto Rico, or of the laws of any other State or political dependency of the United States or foreign country as may be applicable.

      6.5     Modification. The duties of the Company to indemnify and to advance expenses to a director, officer, employee or agent provided in this Article VI shall be in the nature of a contract between the Company and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

      Article 4.08 of the General Corporation Law of 1996 of the Commonwealth of Puerto Rico provides:

(a) A corporation may compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved civil, criminal, administrative or investigative action, suit or proceeding (except an action initiated by the corporation or initiated to protect the interests of the corporation), because the person has been or is a director, officer, employee or agent of the corporation, or had been or is functioning at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorneys’ fees, adjudication or judgments, fines and amounts paid upon settling such action, suit or proceeding, if the person acted in good faith and in a manner which the person reasonably deemed consistent with the best interests of the corporation and not opposed thereto, and that with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful. The termination of any legal action, suit or proceeding by judgment, order, settlement or conviction or by a plea of nolo contendere, or its equivalent, shall not of itself create the presumption that the person did not act in good faith nor in a manner which he reasonably believed to be consistent with the best interests of the corporation or not opposed thereto and that, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful.

(b) A corporation may compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved action, suit or proceeding initiated by the corporation or initiated to protect the interests of the corporation to procure a judgment in its favor because the person is or has been a director, officer, employee or agent of the corporation, or is or has been in office at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorneys’ fees, with respect to the defense or settlement of such action or suit, if the person acted in good faith and in a manner he reasonably deemed consistent with the best interests of the corporation and not opposed thereto.

      No compensation shall be made with respect to a claim, matter or controversy in which it has been determined that such person is liable to the corporation, except that through a motion to that effect, the court presiding in such action or suit determines that notwithstanding the adjudication of liability against, and in light of all of the circumstances of the case, such person has the fair and reasonable right to be compensated for those expenses which the court deems proper and only to the extent which said court so deems.

      (c) To the extent that a director, officer, employee or agent of the corporation has prevailed on the merits, or otherwise, in the defense of the action, suit or proceeding referred to in subsections (a) and (b) of this section, or in the defense of any claim, matter or controversy relating thereto, he shall be compensated for reasonable expenses incurred (including attorneys’ fees) by reason of such action, suit or proceeding.

      (d) All compensation pursuant to subsections (a) and (b) of this section (except that ordered by the court) shall be made by the corporation only as authorized in the specific case, after determining that the compensation to the director, officer, employee or agent is proper under the circumstances because he has met the applicable norms of conduct established in subsections (a) and (b) of this section. Such determination shall be made:

(1) By the Board of Directors, through a majority vote of the directors who were not parties to such action, suit or proceeding, even if such directors constitute less than the quorum; or

(2) if there are no such directors or if such directors so determine, by independent legal counsel through a written opinion to that effect, or

(3) by the stockholders.

      (e) Prior to final resolution of such action, suit or proceeding, the corporation may pay the expenses incurred by a director or officer in the defense of a civil or criminal action, suit or proceeding, in advance, after obtaining a payment commitment by or on behalf of such director or officer that he will reimburse such amount if it is finally determined that he is not entitled to such compensation by the corporation, as authorized in this section. The expenses incurred by other employees and agents may be paid in this manner, pursuant to the terms and conditions which the Board of Directors deems convenient.

      (f) The compensation and advance of expenses provided in this section shall not be deemed to exclude any other right which those seeking the compensation or advance may have, pursuant to any bylaws, agreement, vote of uninvolved stockholders or directors, or otherwise, with regard to their actions, both in their official capacity or otherwise.

      (g) Every corporation shall be empowered to purchase and maintain insurance in the name of any person who is or has been a director, officer, employee or agent of the corporation, or who is or has been serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise at the request of the corporation, against any liability assertible against such person, or which he has incurred in such capacity, or which arises out of his status as such, whether or not the corporation has the power to compensate such person against such liability pursuant to this section.

      (h) For purposes of this section, it shall be deemed that “the corporation” includes in addition to the resulting corporation, any constituent corporation of a consolidation or merger which is absorbed in a consolidation or merger, which, if it had continued its independent legal existence, would have had the power and the authority to compensate its officers, directors, employees and agents. Therefore, every person who is or has been a director, officer, employee or agent of any constituent corporation of a consolidation or merger, or is or has been serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, at the request of the corporation, is, pursuant to this section, in identical position with respect to the resulting or originating corporation as such person would have been in relation to the original corporation had the independent juridical personality thereof continued.

      (i) For purposes of this section, the term “other enterprises” shall include employee-benefit plans. The term “fines” shall include taxes imposed upon any person with regard to any plan of benefits or for the employees. The term “serving at the request of the corporation” shall include any service as director, officer, employee or agent of the corporation which imposes duties on such director, officer, employee or agent, or implies services rendered by them in relation with an employee pension plan, its participants or beneficiaries. In addition, it shall be deemed that every person who has acted in good faith and in a manner which appeared to be consistent with the interests of the participants and beneficiaries of an employee pension plan has, acts in a manner which “is not opposed to the best interests of the corporation,” as used in this section.

Item 16.	Exhibits

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement**
4.1	Form of Indenture for senior debt securities (including form of certificate of senior debt security)*
4.2	Form of Indenture for subordinated debt securities (including form of certificate of subordinated debt security)*
4.3	Form of Indenture for junior subordinated debentures to be issued to R&G Capital Trust VI, R&G Capital Trust VII and R&G Capital Trust VIII relating to the trust preferred securities (including form of certificate of junior subordinated debentures)*
4.4	Form of certificate of designation of series of preferred stock**
4.5	Form of Certificate of Trust of R&G Capital Trust VI, VII and VIII*
4.6	Form of Declaration of Trust of R&G Capital Trust VI, VII and VIII*
4.7	Form of Amended and Restated Declaration of Trust to be used in connection with issuance of trust preferred securities (including form of trust preferred security certificate)*
4.8	Form of Guarantee of R&G Financial Corporation relating to the trust preferred securities*
5.1	Opinion of Patton Boggs LLP**
5.2	Opinion of McConnell Valdes**
5.3	Opinion of Richards Layton & Finger**
8.0	Opinion as to certain federal income tax matters**
12.1	Computation of ratio of earnings to fixed charges and preferred stock dividends*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)**
23.3	Consent of McConnell Valdes (included in Exhibit 5.2)**
23.4	Consent of Richards Layton and Finger (included in Exhibit 5.3)**

Exhibit
No.	Description

24	Power of Attorney of certain officers, directors and trustees (located on the signature page hereto)
25.1	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Senior Debt.*
25.2	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt.*
25.3	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Junior Subordinated Debt.*
25.4	Statement of Eligibility of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of R&G Capital Trust VI, R&G Capital Trust VII and R&G Capital Trust VIII.*
25.5	Statement of Eligibility of Wilmington Trust Company, as Guarantee Trustee under the Trust Preferred Securities Guarantee of R&G for the benefit of the holders of Trust Preferred Securities of R&G Capital Trust VI, R&G Capital Trust VII and R&G Capital Trust VIII.*

*	Filed herewith.

**	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.

Item 17.	Undertakings

      Each of the Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico on the tenth day of September, 2004.

R&G FINANCIAL CORPORATION

By:	/s/ VICTOR J. GALAN

Víctor J. Galan
Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Víctor J. Galán, Ramón Prats and Joseph R. Sandoval, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, and any Registration Statement relating to the same Offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name	Title	Date

/s/ VICTOR J. GALAN Víctor J. Galán	Chairman of the Board, and Chief Executive Officer (principal executive officer)	September 10, 2004

/s/ RAMON PRATS Ramón Prats	President and Vice Chairman of the Board	September 10, 2004

/s/ JOSEPH R. SANDOVAL Joseph R. Sandoval	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	September 10, 2004

/s/ ENRIQUE UMPIERRE-SUAREZ Enrique Umpierre-Suárez	Director and Secretary	September 10, 2004

/s/ VICTOR L. GALAN FUNDORA Víctor L. Galán Fundora	Director	September 10, 2004

/s/ LAURENO C. ABARCA Laureno C. Abarca	Director	September 10, 2004

/s/ EDUARDO MCCORMACK Eduardo McCormack	Director	September 10, 2004

Name	Title	Date

/s/ RAFAEL NIN Rafael Nin	Director	September 10, 2004

/s/ GILBERTO RIVERA-ARREAGA Gilberto Rivera-Arreaga	Director	September 10, 2004

Benigno R. Fernández	Director

Ileana M. Carlo	Director

/s/ ROBERTO GORBEA Roberto Gorbea	Director	September 10, 2004

/s/ MELBA FIGUEROA Melba Figueroa	Director	September 10, 2004

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Trusts certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized on the tenth day of September, 2004.

R&G CAPITAL TRUST VI
R&G CAPITAL TRUST VII
R&G CAPITAL TRUST VIII

By:	/s/ VICTOR J. GALAN

Víctor J. Galán,
as Administrative Trustee

By: /s/ JOSEPH R. SANDOVAL

Joseph R. Sandoval,
as Administrative Trustee

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement**
4.1	Form of Indenture for senior debt securities (including form of certificate of senior debt security)*
4.2	Form of Indenture for subordinated debt securities (including form of certificate of subordinated debt security)*
4.3	Form of Indenture for junior subordinated debentures to be issued to R&G Capital Trust VI, R&G Capital Trust VII and R&G Capital Trust VIII relating to the trust preferred securities (including form of certificate of junior subordinated debentures)*
4.4	Form of certificate of designation of series of preferred stock**
4.5	Form of Certificate of Trust of R&G Capital Trust VI, VII and VIII*
4.6	Form of Declaration of Trust of R&G Capital Trust VI, VII and VIII*
4.7	Form of Amended and Restated Declaration of Trust to be used in connection with issuance of trust preferred securities (including form of trust preferred security certificate)*
4.8	Form of Guarantee of R&G Financial Corporation relating to the trust preferred securities*
5.1	Opinion of Patton Boggs LLP**
5.2	Opinion of McConnell Valdes**
5.3	Opinion of Richards Layton & Finger**
8.0	Opinion as to certain federal income tax matters**
12.1	Computation of ratio of earnings to fixed charges and preferred stock dividends*
23.1	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)**
23.3	Consent of McConnell Valdes (included in Exhibit 5.2)**
23.4	Consent of Richards Layton & Finger (included in Exhibit 5.3)**
24	Power of Attorney of certain officers, directors and trustees (located on the signature page hereto)
25.1	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Senior Debt.*
25.2	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt.*
25.3	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Junior Subordinated Debt.*
25.4	Statement of Eligibility of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of R&G Capital Trust VI, R&G Capital Trust VII and R&G Capital Trust VIII.*
25.5	Statement of Eligibility of Wilmington Trust Company, as Guarantee Trustee under the Trust Preferred Securities Guarantee of R&G for the benefit of the holders of Trust Preferred Securities of R&G Capital Trust VI, R&G Capital Trust VII and R&G Capital Trust VIII.*

*	Filed herewith.

**	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.